Exhibit 4-C-8

                                                             EXECUTION COPY

                            HARTMARX CORPORATION

                              EIGHTH AMENDMENT
                TO THE AMENDED AND RESTATED CREDIT AGREEMENT

         This EIGHTH AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of May 14, 2002 and entered into by and among HARTMARX CORPORATION, a Delaware corporation ("Borrower"), the LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to as a "Lender" and collectively as "Lenders"), GENERAL ELECTRIC CAPITAL CORPORATION, as Managing Agent and Collateral Agent for Lenders ("Managing Agent"), and THE BANK OF NEW YORK and BANK OF AMERICA, N.A., as co-agents (collectively, the "Co-Agents"), and, for purposes of Sections 4 and 5 hereof, the GUARANTORS IDENTIFIED ON THE SIGNATURE PAGES HEREOF (collectively the "Guarantors"), and is made with reference to that certain Amended and Restated Credit Agreement dated as of August 18, 1999 among Borrower, Lenders, Managing Agent and Co-Agents (as amended, the "Credit Agreement"; capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement).

                                  RECITALS

         WHEREAS, as of May 1, 2002 the Borrower and its Subsidiaries had received in excess of $6,300,000 of Liquidity Proceeds and on May 2, 2002 the Borrower received a $4,500,000 cash settlement related to certain litigation commenced by the Borrower against a software provider (the "Settlement Proceeds"); and

         WHEREAS, the Borrower has requested the Lenders to amend, and subject to the terms and conditions of this Amendment the Lenders hereby agree to amend, the definition of Liquidity Proceeds set forth in Section
6.15 of the Credit Agreement to include the Settlement Proceeds and thereby consider the Borrower as having satisfied the requirements of such section that the Borrower receive not less than $10,000,000 in Liquidity Proceeds by June 30, 2002.

         NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Borrower, the Requisite Lenders and the Managing Agent, such parties hereby agree as follows:

         SECTION 1. Amendment to the Credit Agreement.

                           Subject to the satisfaction of each of the conditions set forth in Section 3 of this Amendment, Section 6.15 of the Credit Agreement is amended add the following provision immediately following the existing clause (iii) thereof:

         "and (iv) cash received from the settlement of Hartmarx Corporation vs. JBA Holdings, PLC, originally filed on June 28, 1999, in the Circuit Court of Cook County, Illinois, County Department, Law Division, Case No. 99 L 07146 and removed to United States District Court for the Northern District of Illinois, Eastern Division Case No. 99 C 4874 and settled pursuant to that certain Settlement Agreement and Mutual General Release dated as of April 26, 2002"

         SECTION 2. Application of Cash Settlement.

         Managing Agent acknowledges that the Settlement Proceeds were paid to Managing Agent on May 3, 2002, and Managing Agent shall apply such amount as Liquidity Proceeds in accordance with the provisions of Section 2.4A(iii)(d) of the Credit Agreement to the extent the Liquidity Proceeds requirements of Section 6.15 of the Credit Agreement have not been otherwise theretofore satisfied, or if the Liquidity Proceeds have been satisfied prior to such application, or to the extent such amount paid to the Managing Agent exceeds the remaining amount required to be received by the Borrower pursuant to Section 6.15 of the Credit Agreement, then the Managing Agent shall apply such amount (or excess) as a voluntary prepayment of Swing Line Loans or Revolving Loans in accordance with the provisions of Section 2.4A(i) of the Credit Agreement.

         SECTION 3. Effectiveness of the Amendment; Conditions Precedent. The provisions of Section 1 of this Amendment shall become effective as of the date hereof upon the Managing Agent's receipt of originally-executed (or facsimiles of originally-executed) counterparts of this Amendment executed and delivered by duly authorized officers of the Borrower, each Guarantor and the Requisite Lenders.

         SECTION 4. Representations and Warranties; Covenant.

         The Borrower and each Guarantor hereby represents and warrants that (i) this Amendment constitutes its legal, valid and binding obligation, enforceable against each such party in accordance with its terms and (ii) there is no consent, approval or other requirement known to the Borrower or such Guarantor which could reasonably be expected to impair or materially delay the Borrower's or such Guarantor's ability to perform its obligations under this Amendment and (iii) no Default or Event of Default exists and is continuing.

         SECTION 5. Reaffirmation, Ratification and Acknowledgment. The Borrower and each of the Guarantors hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of the Managing Agent, under each Loan Document to which it is a party, (ii) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents, and (iii) agrees that neither such ratification and reaffirmation, nor the Managing Agent's nor any Lenders' solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Borrower or the Guarantors with respect to any subsequent modifications consent or waiver with respect to the Credit Agreement or other Loan Documents. The Credit Agreement and each other Loan Document is in all respects hereby ratified and confirmed and, neither the execution, delivery nor effectiveness of this Amendment shall operate as a waiver of any Default or Event of Default (whether or not known to the Managing Agent, the Collateral Agent or any Lender) or any right, power or remedy of the Managing Agent, the Collateral Agent or any Lender of any provision contained in the Credit Agreement or any other Loan Document, whether as a result of any Default or Event of Default or otherwise. This Amendment shall constitute a "Loan Document" for purposes of the Credit Agreement.

         SECTION 6. Miscellaneous.

         (a) Execution in Counterparts; Governing Law. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         (b) Section Titles. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         (c) Managing Agent's Expense. The Borrower hereby agrees to promptly reimburse the Managing Agent for all reasonable out-of-pocket expenses, including, without limitation, attorneys' and paralegals fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment or any document, instrument, agreement delivered pursuant to this Amendment.

                                  * * * *





IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                  BORROWER:

                                  HARTMARX CORPORATION


                                  By:  /s/ GLENN R. MORGAN
                                       --------------------------------
                                       Glenn R. Morgan, Executive Vice
                                       President and Chief Financial Officer


                                  GUARANTORS:


                                  HMX Sportswear, Inc. (formerly known as
                                  American Apparel Brands, Inc.)
                                  Anniston Sportswear Corporation
                                  Briar, Inc.
                                  Consolidated Apparel Group, Inc.
                                  C.M. Clothing, Inc.
                                  C.M. Outlet Corp.
                                  Chicago Trouser Company, Ltd.
                                  Country Miss, Inc.
                                  Country Suburbans, Inc.
                                  Direct Route Marketing Corporation
                                  E-Town Sportswear Corporation
                                  Fairwood-Wells, Inc.
                                  Gleneagles, Inc.
                                  Handmacher Fashions Factory Outlet, Inc.
                                  Handmacher-Vogel, Inc.
                                  Hartmarx International, Inc.
                                  Hart Schaffner & Marx
                                  Hart Services, Inc.
                                  Thos. Heath Clothes, Inc.
                                  TAG Licensing, Inc.
                                  Hickey-Freeman Co., Inc.
                                  Higgins, Frank & Hill, Inc.
                                  Hoosier Factories, Incorporated
                                  HSM University, Inc.
                                  Intercontinental Apparel, Inc.
                                  International Women's Apparel, Inc.
                                  Jaymar-Ruby, Inc.
                                  JRSS, Inc.
                                  Kuppenheimer Men's Clothiers
                                  Dadeville, Inc.
                                  Men's Quality Brands, Inc.
                                  National Clothing Company, Inc.
                                  106 Real Estate Corp.
                                  Robert's International Corporation
                                  SALHOLD, Inc.
                                  Seaford Clothing Co.
                                  Society Brand, Ltd.
                                  Robert Surrey, Inc.
                                  Tailored Trend, Inc.
                                  Thorngate Uniforms, Inc.
                                  Trade Finance International Limited
                                  Universal Design Group, Ltd.
                                  M. Wile & Company, Inc.
                                  Winchester Clothing Company
                                  Yorke Shirt Corporation


                                  By:  /s/ GLENN R. MORGAN
                                       ----------------------------------
                                       Glenn R. Morgan
                                       Vice President of each of the foregoing


                                  LENDERS:

                                  GENERAL ELECTRIC CAPITAL CORPORATION,
                                  individually, as Managing Agent and as
                                  Collateral Agent


                                  By:  /s/ ROGER TAUCHMAN
                                       -----------------------------------
                                   Name:   Roger Tauchman
                                   Title:  Duly Authorized Signatory


                                  THE BANK OF NEW YORK,
                                  individually, as Co-Agent and as Issuing
                                  Lender for the Letters of Credit


                                  By: /s/ GERRY GRANOVSKY
                                      -------------------------------------
                                  Name:    Gerry Granovsky
                                  Title:   Vice President


                                  BANK OF AMERICA, N.A.,
                                  individually and as Co-Agent


                                  By:  /s/ JAMES GURGONE
                                       -----------------------------------
                                       Name:    James Gurgone
                                       Title:   Vice President


                                  MANUFACTURERS AND TRADERS TRUST
                                  COMPANY


                                  By:  /s/ CHRISTOPHER KANIA
                                       -----------------------------------
                                  Name:    Christopher Kania
                                  Title:   Vice President


                                  HARRIS TRUST AND SAVINGS BANK


                                  By:  /s/ RONALD V. REDD
                                       -----------------------------------
                                  Name:    Ronald V. Redd
                                  Title:   Vice President


                                  THE NORTHERN TRUST COMPANY


                                  By:    /s/ O. Georgiev
                                         -----------------------------------
                                  Name:    O. Georgiev
                                  Title:   Vice president


                                  LASALLE BANK NATIONAL ASSOCIATION


                                  By:      /s/ MARCUS MONTANYE
                                           --------------------------------
                                  Name:    Marcus Montanye
                                  Title:   Vice President